                          AGREEMENT AND PLAN OF MERGER

                                      Among

                        HEALTH MANAGEMENT SYSTEMS, INC.,

                              CDR ACQUISITION CORP.

                                       And

                              CDR ASSOCIATES, INC.

                         AND ITS PRINCIPAL SHAREHOLDERS


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                                TABLE OF CONTENTS

                                                                           Page

RECITALS .....................................................................1

ARTICLE 1.

         DEFINITIONS..........................................................1
                  1.1      Certain Definitions................................1
                  1.2      Other Definitions..................................3

ARTICLE 2.

         THE MERGER...........................................................3
                  2.1      Effective Time of the Merger.......................3
                  2.2      Effects of the Merger..............................3
                  2.3      Effect on Capital Stock............................4
                  2.4      Exchange of Certificates...........................5

ARTICLE 3.

         REPRESENTATIONS AND WARRANTIES OF CDR................................6
                  3.1      Organization and Standing..........................6
                  3.2      Capital Structure..................................7
                  3.3      Equity Investments.................................7
                  3.4      Authority..........................................7
                  3.5      Governmental Consents..............................8
                  3.6      Financial Statements...............................8
                  3.7      Accounting Matters.................................9
                  3.8      Absence of Changes.................................9
                  3.9      Properties........................................11
                  3.10     Taxes.............................................12
                  3.11     Compliance with Law...............................12
                  3.12     Litigation........................................12
                  3.13     Material Agreements...............................13
                  3.14     Proprietary Rights................................14
                  3.15     Insurance.........................................15
                  3.16     No Conflict.......................................15
                  3.17     No Default........................................16
                  3.18     Brokers or Finders................................16
                  3.19     Certain Advances..................................16
                  3.20     Related Parties...................................16
                  3.21     Information Supplied..............................17
                  3.22     Employee Benefit Plans............................17
                  3.23     Labor Relations; Employees........................19
                  3.24     Compensation......................................20
                  3.25     Customers and Suppliers...........................20



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                                                                         Page

                  3.26     Bank Accounts..................................20

ARTICLE 4.

         REPRESENTATIONS AND WARRANTIES OF HMS AND SUB....................20
                  4.1      Organization...................................20
                  4.2      Capital Structure..............................20
                  4.3      Authority......................................21
                  4.4      Governmental Consents..........................21
                  4.5      SEC Documents..................................22
                  4.6      Information Supplied...........................22
                  4.7      No Conflict....................................23
                  4.8      Shares of Common Stock.........................23
                  4.9      Accounting Matters.............................24
                  4.10     No Prior Activities............................24

ARTICLE 5.

         COVENANTS RELATING TO CONDUCT OF BUSINESS........................24
                  5.1      Ordinary Course................................24
                  5.2      Dividends; Changes in Stock....................24
                  5.3      Issuance of Securities.........................25
                  5.4      Governing Documents............................25
                  5.5      No Acquisitions................................25
                  5.6      No Dispositions................................25
                  5.7      Indebtedness...................................25
                  5.8      Benefit Plans, Etc.............................26
                  5.9      Accounting Practices...........................26
                  5.10     No Solicitation; Competing Transactions........26
                  5.11     Other Agreements...............................26

ARTICLE 6.

         REGISTRATION RIGHTS..............................................26
                  6.1      Certain Definitions............................26
                  6.2      HMS to Register Shares.........................27
                  6.3      Associated Obligations of HMS..................27
                  6.4      Expenses.......................................29
                  6.5      Indemnification................................30

ARTICLE 7.

         ADDITIONAL AGREEMENTS............................................32
                  7.1      Access to Information..........................32
                  7.2      Legal Conditions to the Merger.................32
                  7.3      Affiliates.....................................33



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                                                                          Page

                  7.4      CDR Shareholders' Approval.......................34
                  7.5      Dissenting Shares................................34
                  7.6      Blue Sky Laws....................................34
                  7.7      Non-Competition Agreements.......................34
                  7.8      Employee Benefits................................34
                  7.9      Stock Options at Closing.........................34
                  7.10     Communications...................................35
                  7.11     Delivery of Stock Certificates...................35
                  7.12     Parachute Payments...............................35
                  7.13     Notification of Certain Matters..................35
                  7.14     Tax Treatment....................................36
                  7.15     Wallingford Fee..................................36
                  7.16     Confirmation as to Accounting Treatment..........36
                  7.17     Nasdaq Listing...................................36
                  7.18     Sub Sole Stockholder's Approval..................36
                  7.19     CDR Minimum Net Cash.............................37

ARTICLE 8.

         CONDITIONS PRECEDENT...............................................37

                  8.1      Conditions to Each Party's Obligations to
                                    Effect the Merger.......................37
                  8.2      Conditions to Obligations of HMS and Sub.........38
                  8.3      Conditions to Obligations of CDR.................39

ARTICLE 9.

         INVESTMENT REPRESENTATIONS OF THE PRINCIPALS.......................40

ARTICLE 10.

         CLOSING............................................................40
                  10.1     Closing Date.....................................40
                  10.2     Filing Date......................................41

ARTICLE 11.

         NON-COMPETITION AND NON-SOLICITATION...............................41
                  11.1     Statement of Intent..............................41
                  11.2     Definitions......................................41
                  11.3     Non-Competition..................................42
                  11.4     Non-Solicitation.................................43
                  11.5     Confidential Information.........................43
                  11.6     Remedies.........................................44



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                                                                         Page

ARTICLE 12.

         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS............44

ARTICLE 13.

         PAYMENT OF EXPENSES..............................................44

ARTICLE 14.

         TERMINATION, AMENDMENT AND WAIVER................................45
                  14.1     Termination....................................45
                  14.2     Effect of Termination..........................46
                  14.3     Amendment......................................46
                  14.4     Extension; Waiver..............................46

ARTICLE 15.

         INDEMNIFICATION..................................................47
                  15.1     Indemnity by Principals........................47
                  15.2     Conditions of Indemnification..................47
                  15.3     Limitations on Liability of Principals.........48

ARTICLE 16.

         GENERAL..........................................................48
                  16.1     Notices........................................48
                  16.2     Headings.......................................49
                  16.3     Counterparts...................................49
                  16.4     Binding Nature.................................49
                  16.5     Other Agreements...............................49
                  16.6     Good Faith.....................................49
                  16.7     Applicable Law.................................49



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Exhibit A  -  Articles of Incorporation of Surviving Corporation

Exhibit B  -  By-laws of Surviving Corporation

Exhibit C  -  List of Directors and Officers of Surviving
              Corporation

Exhibit D  -  Form of Non-Competition Agreement

Exhibit E  -  Form of Opinion of Miles & Stockbridge

Exhibit F  -  Form of Opinion of Coleman & Rhine LLP



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
                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT is made and entered into as of the 29th day of April, 1996, by and among HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation ("HMS"), CDR ACQUISITION CORP., a Maryland corporation and wholly-owned subsidiary of HMS ("Sub"), CDR Associates, Inc., a Maryland corporation ("CDR"), and the principal shareholders of CDR, whose names appear on the signature page hereof (the "Principals").

                                    RECITALS

A. The parties wish to provide for the merger (the "Merger") of Sub into CDR, whereby it is contemplated that all shares of capital stock, $1.00 par value, of CDR issued and outstanding ("CDR Capital Stock"), other than Dissenting Shares, if any, as defined, will be converted into an aggregate of 460,000 shares of common stock, par value $.01 per share, of HMS ("HMS Common") in accordance with the Exchange Ratio set forth in Section 2.3(b) of this Agreement.

B. The parties hereto desire to set forth certain representations, warranties and covenants made by HMS and Sub to CDR, and by CDR to HMS and Sub, and the conditions precedent to the consummation of the Merger.

C. The Boards of Directors of HMS, Sub and CDR, respectively, have approved and adopted this Agreement and the Merger as a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, HMS, Sub, CDR and the Principals hereby agree as follows:

                                    ARTICLE 1.

                                   DEFINITIONS

                  1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

                  (a) "CDR Shareholders" shall mean all holders of CDR Capital Stock immediately prior to the Effective Time of the Merger.

                  (b) "CDR Shareholders' Meeting" shall mean the meeting, and any adjournments thereof, of the holders of CDR Capital Stock called and convened for the purpose of their consideration of and voting upon the transactions contemplated by this Agreement and the

Merger (the parties hereto agreeing that approval of this Agreement and the Merger may instead be obtained by means of written consents in accordance with
Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland ("Maryland General Corporation Law").

                  (c) "Dissenting Shares" shall mean shares of CDR Capital Stock which shall be owned by shareholders who shall duly perfect and pursue the rights of objecting stockholders with respect to such shares in accordance with
Section 3-203 of the Maryland General Corporation Law.

                  (d) "Dissenting Shareholders" shall mean those shareholders of CDR who are holders of and are entitled to Dissenting Shares.

                  (e) "Form S-3" shall mean the registration statement of HMS on Form S-3 to be filed with the SEC immediately following the Closing Date, as defined in Section 10.1 of this Agreement.

                  (f) "Material Adverse Effect" on any entity (or group of entities taken as a whole) shall mean an effect that is materially adverse to the consolidated financial condition, assets, liabilities, business or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole).

                  (g) "Material Agreements," as used in relation to CDR, shall have the meaning ascribed to such term in Section 3.12.

                  (h) "SEC" shall mean the Securities and Exchange Commission.

                  (i) "Subsidiary" means a corporation whose voting securities are owned directly or indirectly by a "parent" corporation in such amounts as are sufficient to elect at least a majority of the Board of Directors of the Subsidiary.

                  (j) "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed with respect to any taxes, charges, fees, levies or other assessments.



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
                  (k) "To the knowledge of CDR" shall mean the collective knowledge of the Principals. "Knowledge" when used in this context shall mean, as to the facts or circumstances represented: (i) actual knowledge of any one of the Principals; and (ii) knowledge that any one of the Principals should reasonably be expected to possess after due inquiry.

                  (l) "To the knowledge of HMS" shall mean the collective knowledge of Paul J. Kerz and Gregory K. Schraer (collectively, the "HMS Officers"), the President and Chief Executive Officer and the Principal Accounting Officer, respectively, of HMS. "Knowledge" when used in this context shall mean, as to the facts or circumstances represented: (i) actual knowledge of any one of the HMS Officers; and (ii) knowledge that any one of the HMS Officers should reasonably be expected to possess after due inquiry.

                  1.2 Other Definitions. In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement; whenever such terms are used in this Agreement they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

                                   ARTICLE 2.

                                   THE MERGER

                  2.1 Effective Time of the Merger. Subject to the provisions of this Agreement, a Certificate of Merger, together with all other required certificates, shall be filed in accordance with the requirements of Section 3-107 of the Maryland General Corporation Law as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of such certificate with the Maryland Department of Assessments and Taxation (the "Effective Time of the Merger").

                  2.2 Effects of the Merger. At the Effective Time of the
Merger:

                  (a) the separate existence of Sub shall cease and Sub shall be merged with and into CDR as the surviving corporation (the "Surviving Corporation");

                  (b) the Articles of Incorporation and By-laws of the Surviving Corporation shall be in the form attached to this Agreement as Exhibit A and Exhibit B, respectively; and

                  (c) the persons listed on Exhibit C shall be the directors and officers of the Surviving Corporation, and such officers shall



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continue to act as such and hold such offices in the Surviving Corporation, until their respective successors are duly elected and qualified.

                  2.3 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of the issued and outstanding shares of CDR Capital Stock:

                  (a) Cancellation of CDR Stock Owned by HMS or CDR. All shares of CDR Capital Stock, if any, that are owned directly or indirectly by HMS, CDR or any Subsidiary of HMS or CDR, shall be canceled, and no stock of HMS or other consideration shall be delivered in exchange therefor.

                  (b) Conversion of CDR Capital Stock. Other than shares to be canceled pursuant to Section 2.3(a), Dissenting Shares and fractional shares as provided in Section , each share of CDR Capital Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted, without any action on the part of the holders thereof, into 460 shares (hereinafter, the "Exchange Ratio") of issued and outstanding HMS Common. An aggregate of 460,000 shares of HMS Common will be issued in the Merger if all 1,000 shares of CDR Capital Stock outstanding prior to the Effective Time of the Merger are converted into shares of HMS Common.

                  (c) Adjustments of Exchange Ratio. If, after the date of this Agreement, (i) the outstanding shares of HMS Common shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or (ii) HMS shall declare or pay any dividend or make any distribution of cash or property (including but not limited to securities, rights, etc.) in respect of its shares of capital stock, in either case with a record date of such transaction or event, or other circumstances, such that the persons who receive HMS Common issued in the Merger do not participate equally and ratably in such change, split-up, exchange, dividend, distribution, etc., the Exchange Ratio shall be correspondingly adjusted so as to preserve, as nearly as may be, the economic consequences of the Merger.

                  (d) Dissenters' Rights of CDR Shareholders. Any Dissenting Shares shall not be converted into HMS Common but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Maryland General Corporation Law. CDR shall give HMS prompt notice of any demand received by CDR for the right to



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receive payment of the fair market value for the CDR shares, and HMS shall have the right to participate in all negotiations and proceedings with respect to such demand. CDR agrees that, except with the prior written consent of HMS, or as required under the Maryland General Corporation Law, CDR will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each Dissenting Shareholder who, pursuant to Section 3-203 of the Maryland General Corporation Law, becomes entitled to payment of the value of shares of CDR Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Time of the Merger, to deliver shares of HMS Common to any Dissenting Shareholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, HMS shall issue and deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of CDR Capital Stock, the shares of HMS Common to which such Dissenting Shareholder is then entitled under this Section , and Section 3-206 of the Maryland General Corporation Law.

                  (e) Fractional Shares. No fractional shares of HMS Common shall be issued, and the number of shares of such stock to which each holder of shares of CDR Capital Stock shall be entitled by reason of the Merger shall be rounded up or down to the nearest whole share.

                  (f) Conversion of Sub Capital Stock. Each share of Sub capital stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted, without any action on the part of the holder thereof, into one share of issued and outstanding capital stock of the Surviving Corporation.

                  2.4 Exchange of Certificates.

                  (a) Exchange Procedures. HMS shall use its best effort to deliver at the Closing Date, but in any event no later than three (3) business days thereafter, to each holder of record of a certificate or certificates representing outstanding shares of CDR Capital Stock (the "Certificates"), a Letter of Transmittal or similar instrument for use in effecting the surrender of the Certificates in exchange for HMS Common pursuant to Section 2.3 hereunder. Upon surrender to HMS of a Certificate for cancellation after the Effective Time of the Merger, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of HMS Common to which the holder of CDR Capital Stock is entitled pursuant to Section of this Agreement and is



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represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of CDR Capital Stock which is not registered in the transfer records of CDR, the appropriate number of shares of HMS Common may be delivered to a transferee if the Certificate representing the right to receive such HMS Common is presented to HMS and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of HMS Common as provided by Section and the provisions of the Maryland General Corporation Law.

                  (b) No Further Ownership Rights in CDR Capital Stock. All HMS Common delivered upon the surrender for exchange of shares of CDR Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of CDR Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CDR Capital Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

                                     ARTICLE 3.

                      REPRESENTATIONS AND WARRANTIES OF CDR

                  CDR represents and warrants to HMS and Sub as of the date hereof and as of the Closing Date as follows:

                  3.1 Organization and Standing. CDR is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases. CDR is now, and will at Closing be, duly qualified and/or licensed to transact business and in good standing as a foreign corporation in all jurisdictions listed on Schedule 3.1 attached hereto, and the character of the property owned or leased by CDR and the nature of the business conducted by it do not require such qualification and/or licensing in any other jurisdiction where the failure to do so would have a Material Adverse Effect on CDR.



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
                  3.2 Capital Structure. The authorized capital stock of CDR consists of 5,000 shares of CDR Capital Stock, of which 1,000 shares (consisting of 500 shares of Class A common stock and 500 shares of Class B common stock) are issued and outstanding. All of the issued and outstanding CDR Capital Stock is owned of record and beneficially by the Principals as set forth on Schedule
3.2 attached hereto. All of the outstanding shares of CDR Capital Stock were issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required. All of the outstanding shares of CDR Capital Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, CDR's Articles of Incorporation or By-laws or any agreement to which CDR or any Principal is a party or is bound. Except for the foregoing, there are no equity securities of any class of CDR or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, calls, rights, commitments or agreements of any character to which CDR is a party or by which it is bound obligating CDR to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of CDR or obligating CDR to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Schedule 3.2 attached hereto, there are no voting trusts or other agreements or understandings with respect to the shares of capital stock of CDR.

                  3.3 Equity Investments. Except as set forth on Schedule 3.3 attached hereto, CDR does not own directly or indirectly, any equity interest in any corporation, partnership, joint venture, trust or other business entity.

                  3.4 Authority. CDR has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of CDR, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of CDR, subject to such approval by the shareholders of CDR. This Agreement has been duly executed and delivered by CDR and, subject to such approval by the shareholders of CDR, constitutes a valid and binding obligation of CDR, enforceable against CDR in accordance with its terms, except as such terms may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including fraudulent transfer laws), and (ii) subject to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair



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
dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in Sections and , the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Articles of Incorporation or By-laws of CDR or (ii) any Material Agreement or permit, license, judgment, order, statute, rule or regulation applicable to CDR or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a Material Adverse Effect on CDR.

                  3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to CDR in connection with the execution and delivery of this Agreement by CDR or the consummation by CDR of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Maryland Department of Assessments and Taxation, and appropriate documents with the relevant authorities of other states in which CDR is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on CDR.

                  3.6 Financial Statements. CDR has furnished to HMS: (i) the balance sheet of CDR as of October 31, 1995 (the "1995 Balance Sheet") and the related statements of earnings, shareholders' equity and statements of cash flows for the year then ended (together with the 1995 Balance Sheet, the "1995 Financial Statements"), certified by KPMG Peat Marwick LLP, (ii) the unaudited balance sheets of CDR as of October 31, 1993 and 1994, and the related statements of earnings for the years then ended, certified by the Chief Financial Officer of CDR (together, the "Prior Financial Statements") and (iii) the unaudited balance sheet of CDR as of January 31, 1996 (the "January Balance Sheet"), and the related statement of earnings for the three months then ended, certified by the Chief Financial Officer of CDR (together with the January Balance Sheet, the "Interim Financial Statements"). The 1995 Financial Statements (including any related schedules and/or


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
notes, if any) and the Interim Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") and, in the case of the Interim Financial Statements, subject to normal year-end adjustments. The 1995 Balance Sheet fairly presents the financial position of CDR as of its date, and the 1995 Financial Statements fairly present the consolidated results of operations of CDR for the period then ended. Except as described in Schedule 3.6 hereto, the Prior Financial Statements and the Interim Financial Statements are complete and correct in all material respects, fairly present the financial position and earnings of CDR at the dates and for the periods presented, and have been compiled in accordance with GAAP (except that the Interim Financial Statements are subject to normal year-end adjustments which, both individually and in the aggregate, will not differ materially and adversely from the Interim Financial Statements). Except as described in Schedule 3.6 hereto, there has been no material adverse change in the operations or condition (financial or other) of CDR since January 31, 1996. Except as reflected in the 1995 Financial Statements, the Prior Financial Statements or the Interim Financial Statements, CDR had no obligations or liabilities, absolute, accrued or contingent, as of October 31, 1995, October 31, 1993, October 31, 1994 and January 31, 1996, respectively, that are material to the business or assets of CDR taken as a whole other than performance obligations under contracts or agreements listed in
Schedule 3.13 attached hereto.

                  3.7 Accounting Matters. (i) Neither CDR nor any of its affiliates has through the date of this Agreement taken or agreed to take any action (without giving effect to any action taken or agreed to be taken by HMS or Sub), and (ii) no facts or circumstances exist with regard to CDR or any of its affiliates, which in each case could reasonably be expected to prevent HMS from accounting for the business combination to be effected by the Merger as a pooling of interests.

                  3.8 Absence of Changes. Since January 31, 1996, CDR has not, except as disclosed on Schedule 3.8 attached hereto:

                  (a) suffered any changes in its condition (financial or otherwise), net worth, assets, properties, obligations or liabilities which, in the aggregate, have a Material Adverse Effect on CDR or become aware of any event which may result in any such Material Adverse Effect;

                  (b) issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of CDR;



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
                  (c) incurred additional debt for borrowed money, except in the ordinary and usual course of business;

                  (d) paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business;

                  (e) declared, promised, or paid any dividend, payment or other distribution on or with respect to any share of CDR Capital Stock, other than quarterly distributions to its shareholders in a manner consistent with past practices;

                  (f) purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of CDR Capital Stock;

                  (g) mortgaged, pledged, or otherwise, voluntarily or involuntarily encumbered any of its assets or properties, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business consistent with past practices;

                  (h) transferred, assigned, licensed, conveyed or liquidated any of its assets or entered into any transaction or incurred any liability or obligation which affected its assets, other than transactions occurring in the ordinary and usual course of business consistent with past practices;

                  (i) suffered any material destruction, damage or loss relating to its assets whether or not covered by insurance;

                  (j) committed, suffered, permitted or incurred any default in any liability or obligation which, in the aggregate, has had or will have any adverse effect upon CDR;

                  (k) made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business consistent with past practices;

                  (l) sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.14), except in the ordinary course of business consistent with past practices (including non-exclusive licensing in connection with the sale of equipment);

                  (m) effected or agreed to effect any amendment or supplement to any employee benefit plan or arrangement or paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to or with respect to, any employee benefit plan, or paid any bonus to, or granted any increase in the compensation of, its officers, agents or employees, or made any increase in the pension, retirement or other benefits of its directors, officers, agents or other employees;

                  (n) paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect prior to January 31, 1996, except for increases and bonuses to employees other than the Principals in the ordinary course of business consistent with past practices;

                  (o) effected or committed itself to effect any amendment or modification in its Articles of Incorporation or By-laws, except as contemplated in this Agreement, or to any change in the terms of any contract or instrument to which it is a party which may have a Material Adverse Effect on CDR;

                  (p) waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right which it has against others;

                  (q) committed, suffered, permitted or incurred any transaction or event which would materially increase its tax liability for any prior taxable year;

                  (r) incurred any other material liability or obligation or entered into any transaction other than in the ordinary course of business consistent with past practices; or

                  (s) received any notices, or has reason to believe, that any supplier or customer of CDR has taken or contemplates any steps which could disrupt the business relationship of CDR with said supplier or customer or could result in the diminution in the value of CDR as a going concern.

                  3.9 Properties. CDR owns no fee interest in real property. The 1995 Financial Statements, the Prior Financial Statements and the Interim Financial Statements reflect all of the personal property used by CDR in its business or otherwise held by CDR, as of their respective dates, except for (i) property acquired or disposed of in the ordinary and usual course of the business of CDR since the date of the January Balance Sheet, and (ii) property not required under generally accepted accounting principles to be reflected thereon. CDR has good and marketable title to all assets and properties listed on the 1995 Balance Sheet, the Prior Financial Statements and the January Balance Sheet and thereafter acquired, free and clear of any imperfections of title, security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations (collectively, the "Encumbrances"), except (i) liens for current taxes not yet due and payable or
(ii) Encumbrances referred to in the January Balance Sheet or in Schedule 3.9 attached hereto (provided that the foregoing representation does not extend to Proprietary Rights as to which Section 3.14 applies).

                  3.10 Taxes. CDR has duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed, and all such reports are true, correct and complete in all material respects. CDR has paid all Taxes shown thereon as owing. All Taxes due through the date of the Closing will have been fully paid by that date or provided for by adequate reserves. The 1995 Financial Statements, the Prior Financial Statements and the Interim Financial Statements reflect all Taxes accrued through the period indicated thereon. Except as described in Schedule 3.10 hereto, CDR is not a party to any pending action or proceeding, nor to the knowledge of CDR is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against CDR. For purposes of this Agreement, an action shall be deemed pending, and a claim shall be deemed to have been asserted, only after service of summons or other notice has been made upon CDR.

                  3.11 Compliance with Law. Except for possible minor exceptions, the curing or non-curing of which would not have a Material Adverse Effect on CDR, the business of CDR has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

                  3.12 Litigation. Except as otherwise set forth on Schedule
3.12 attached hereto, there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against CDR or affecting any of its assets or properties (including the Proprietary Rights), before any court, agency, authority, arbitration panel or other tribunal and, to the knowledge of CDR, none has been threatened against CDR. To the knowledge of CDR, there are no facts which, if known to shareholders, customers, governmental authorities or other persons, would be a basis for any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect on CDR. CDR is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal. None of the items described on Schedule 3.12, singly or in the aggregate, would have a Material Adverse Effect on CDR or the right of CDR to consummate the transactions contemplated hereby.

                  3.13 Material Agreements. Schedule 3.13 attached hereto consists of a true and complete list of all Material Agreements relating to CDR, and not listed on another schedule hereto, to which CDR is a party. Schedule
3.13 further identifies each of the Material Agreements which contain change of control provisions. Prior to the execution of this Agreement, CDR has delivered or made available to HMS a true and complete copy of each such Material Agreement. Except as set forth on Schedule 3.13 attached hereto or any other schedule to this Agreement, CDR is not a party or subject to any other Material Agreements.

                  For purposes of this Agreement, "Material Agreements" means the following written and oral agreements, contracts, or arrangements:

                  (a) each partnership, joint venture or similar agreement of CDR with a third person;

                  (b) each contract or agreement under which CDR has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness of more than $25,000 in principal amount or under which CDR has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, securing indebtedness in excess of $25,000;

                  (c) each contract or agreement which involves an aggregate payment or commitment per contract or agreement on the part of CDR of more than $25,000;

                  (d) each of the ten (10) contracts or agreements which (i) accounted for the largest percentage of CDR's net revenues for the twelve (12) months ended October 31, 1995, and (ii) is projected to account for the largest percentage of CDR's net revenues for the twelve (12) months ended October 31, 1996;

                  (e) each contract or agreement relating to employment or consulting, and each severance or indemnification agreement or arrangement with any of the directors, officers, consultants or employees of CDR, without regard to the value thereof;

                  (f) all leases and subleases from any third person to CDR;

                  (g) each contract or agreement to which CDR or its affiliates is a party limiting, in any material respect, the right of CDR prior to the Effective Date of the Merger, or the Surviving Corporation or any of its subsidiaries or affiliates at or after the Effective Time of the Merger (i) to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by CDR or any of its affiliates prior to the Effective Time of the Merger, or the Surviving Corporation or any of its subsidiaries or affiliates after the Effective Date or (iii) to solicit any customer or client;

                  (h) fire, casualty, liability, title, worker's compensation and all other insurance policies and binders maintained by CDR;

                  (i) all material licenses, licensing agreements and other agreements pertaining to any Proprietary Rights;

                  (j) all distribution and development agreements; and

                  (k) all other contracts or agreements which are material to CDR or the conduct of its business, other than those made in the ordinary and usual course of business or those which are terminable by CDR upon no greater than sixty (60) days prior notice and without penalty or other adverse consequences.

                  Except for those matters which, individually or in the aggregate, do not and will not have a Material Adverse Effect on CDR, no third party has made or raised any claim, dispute or controversy with respect to any of the Material Agreements nor has CDR received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by CDR with respect to its obligations under any of the Material Agreements, nor to the knowledge of CDR are there any facts which exist indicating that any of the Material Agreements may be totally or partially terminated or suspended by the other parties thereto.

                  3.14 Proprietary Rights. Schedule 3.14 constitutes a full and complete list of all material computer software, software programs, patents and applications for patents, trademarks, trade names, service marks, and registered copyrights, and applications therefor, owned or used by CDR or in which it has any material rights or licenses (including, as to each such license, the name of the licensee and licensor, the termination date or notice requirement with respect to termination, basis of royalties calculation and renewal options). CDR owns or possesses adequate licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of CDR, and the same are sufficient to conduct CDR's business as it has been and is now being conducted or as it may foreseeably be conducted in the future. All of such licenses are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; there have not been and there currently are not any material defaults thereunder by any party; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. The validity, continuation and effectiveness of all of such licenses under the current material terms thereof will in no way be affected by the transactions contemplated in this Agreement or, if any would be affected, CDR and HMS shall use all necessary and reasonable means at their disposal to cause an appropriate consent to such transaction to be delivered to HMS prior to the Closing Date at no cost or other adverse consequences to HMS. The operations of CDR do not conflict with or infringe, and no one has asserted to CDR that such operations conflict with or infringe, any Proprietary Rights owned, possessed or used by any third party.

                  3.15 Insurance. CDR maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in CDR's judgment, reasonable for the business and assets of CDR. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Effective Time of the Merger under comprehensive general liability and workmen compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

                  3.16 No Conflict. The execution and delivery of this Agreement by CDR, and the performance of its obligations hereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or By-laws of CDR or any Material Agreement; (ii) will not give rise to a right by any party to terminate its obligations under any Material Agreement; (iii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the material assets or properties of CDR; and (iv) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over CDR or any of its assets or properties. Schedule
3.16 attached hereto contains a full and complete list of all necessary consents, waivers and approvals required from parties to Material Agreements or from Governmental Entities in connection with the execution and delivery of this Agreement by CDR and the performance of CDR's obligations hereunder.

                  3.17 No Default. CDR has in all material respects performed, or is now performing, the obligations of, and it is not in default (nor would by the lapse of time and/or the giving of notice be in default) in respect of, any Material Agreements. Each of the Material Agreements is a legal, binding and enforceable obligation by or against CDR, assuming in the case of any such agreement, that it is a legal, binding and enforceable obligation of the other party(ies) thereto, enforceable in accordance with its terms, except as such terms may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including fraudulent transfer laws), and (ii) subject to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.18 Brokers or Finders. Except with respect to Wallingford Capital Corporation ("Wallingford"), CDR and the Principals have not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. CDR and the Principals shall jointly and severally indemnify and hold HMS harmless from and against any and all claims, liabilities or obligations with respect to any other brokerage or finders fees, commissions or expenses asserted by any person.

                  3.19 Certain Advances. There are no receivables of CDR owing by directors, officers, or shareholders of CDR or owing by any affiliate of any director or officer of CDR, other than advances in the ordinary and usual course of business to officers for reimbursable business expenses. A list of such advances is set forth in Schedule 3.19 attached hereto.

                  3.20 Related Parties. Except as disclosed in Schedule 3.20 attached hereto, none of the Principals or any affiliate of any such person, has, either directly or indirectly: (i) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by CDR; or (ii) a beneficial interest in any contract or agreement to which CDR is party or by which CDR is be bound. For purposes of this Section 3.20, there shall be disregarded any interest which arose solely from the ownership of less than a five (5) percent equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

                  3.21 Information Supplied. None of the information provided or to be provided by CDR and the Principals to HMS in writing in connection with the transactions contemplated by this Agreement (other than the CDR projections addressed in the next succeeding sentence) contains or will contain, at the time such information was or is provided, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In the case of CDR projections provided to HMS, such projections were prepared in good faith and, when presented to HMS as well as on the date hereof, CDR had and continues to have a reasonable basis for the future operating results presented therein. In addition, any such information provided in writing by CDR and the Principals for the specific purpose of inclusion in the Form S-3 will contain all material statements which are required to be stated therein in accordance with the Securities Act of 1933, as amended (the "Act") and the rules and regulations thereunder (the "Regulations"), and will in all material respects conform to the requirements of the Act and the Regulations. To the extent facts or circumstances occur subsequent to the provision by CDR of any written information to HMS which causes such information to become materially misleading, CDR will update such information in order to make the statements made, in light of the circumstances under which they were made, not misleading. CDR's obligation to update hereunder shall commence as of the date of this Agreement and shall continue thereafter until the later to occur of (i) the Closing Date, (ii) the date on which the Form S-3 relating to the HMS Common to be issued in connection with the Merger is filed with the SEC or (iii) the date on which the Form S-3 is declared effective by the SEC.

                  3.22 Employee Benefit Plans.

                  (a) A complete list of each employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "ERISA Plans"), and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding maintained or contributed to by CDR or any of its subsidiaries, excluding "multiemployer plans" within the meaning of Section 3(37) of ERISA (all of the foregoing, collectively the "Benefit Plans") is set forth on Schedule 3.22. Except as set forth on Schedule 3.22, CDR has made available to HMS, a true and correct copy of (i) the documents comprising each such Benefit Plan; (ii) the most recent annual report (Form 5500) filed by CDR or any of its subsidiaries with the Internal Revenue Service ("IRS") for each such Benefit Plan for which such report is required; (iii) each trust agreement or insurance contract, if any, to which CDR or any of its subsidiaries is a party relating to such Benefit Plan; and (iv) the current summary plan description for each ERISA Plan.

                  (b) With respect to the CDR Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of CDR there exists no condition or set of circumstances in connection with which CDR could be subject to any liability that could reasonably be expected to have a Material Adverse Effect on CDR (except liability for benefits, claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

                  (c) With respect to the CDR Benefit Plans, individually and in the aggregate, there are no benefit obligations for which contributions have not been made or properly accrued, or which have not been accounted for by reserve, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Financial Statements, which obligations could reasonably be expected to have a Material Adverse Effect on CDR. CDR does not maintain a "welfare benefit fund", as defined in Code Section 419(e).

                  (d) The sole CDR Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA is the CDR Associates, Inc. Target Benefits Pension Plan (the "CDR Plan"). Except as set forth on
Schedule 3.22, (i) the CDR Plan complies in all material respects with the applicable requirements of ERISA and the Code; (ii) the CDR Plan was established by the adoption of an approved prototype standardized plan sponsored by SRC & Associates, Inc., and the opinion letter issued by the IRS with respect to such prototype plan applies to the CDR Plan; and (iii) nothing has occurred to the knowledge of CDR that may cause the CDR Plan to cease to be qualified.

                  (e) With respect to any CDR Benefit Plan that provides for major medical coverage for retirees, such coverage for retirees may be amended in any manner or eliminated entirely without liability to CDR, any of its affiliates or HMS.

                  (f) With respect to any multiemployer plan within the meaning of Section 3(37) of ERISA to which CDR contributes (or has at any time contributed or had an obligation to contribute): (i) CDR has or will have, as of the Effective Time of the Merger, made all contributions to each such multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement; (ii) neither CDR nor HMS would be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect on CDR, if, as of the Effective Time of the Merger, CDR were to engage in a complete withdrawal (as defined in ERISA Section 4203) or partial withdrawal (as defined in ERISA
Section 4205) from any such multiemployer plan; and (iii) CDR has delivered (or will prior to the Effective Time of the Merger deliver) to HMS current, accurate and complete copies of all such multiemployer plans to which CDR contributes and all collective bargaining agreements requiring contributions to be made to any such multiemployer plan or plans.

                  3.23 Labor Relations; Employees. CDR has generally enjoyed a good employer-employee relationship with its employees and except as listed on
Schedule 3.23 attached hereto, no past or current CDR employee has made a claim before any government agency or in any court against CDR or any of the Principals or threatened to make such a claim. CDR will pay in full to the extent possible or, if not, accrue by adequate reserves, all wages, salaries, bonuses, sick pay, vacation pay and other direct and indirect compensation earned by all employees of CDR through the Closing Date (whether or not payable by such date). Upon termination of the employment of any CDR employee by HMS, HMS will not incur any liability for any severance or termination pay or other similar payment except as expressly provided in agreements with labor unions listed on Schedule 3.23 or employment agreements listed on Schedule 3.25. CDR is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as listed on Schedule 3.23, there is no unfair labor practice complaint against CDR pending before the National Labor Relations Board or strike, dispute, slowdown or stoppage pending or, to the knowledge of CDR, threatened against or involving CDR, and none has occurred since December 31, 1995. No representation question exists respecting the employees of CDR and no collective bargaining agreement is currently being negotiated by CDR. Except as listed on Schedule 3.23, no grievance procedure or arbitration proceeding is pending under any collective bargaining agreements.

                  3.24 Compensation. Schedule 3.24 contains a list of all officers, employees (both full time and part time) and consultants of CDR during calendar year 1995 and the first quarter of calendar year 1996, together with their current job title (if currently employed) and aggregate remuneration rate (salary, bonus and commission) for each such person for each respective period.

                  3.25 Customers and Suppliers. Schedule 3.25 is a true and complete list of CDR's 10 largest customers and suppliers (measured by dollar volume in each case) during calendar years 1994 and 1995 and the first quarter of calendar year 1996 showing, with respect to each, the name and address, dollar volume involved and nature of the relationship (including the principal categories of products or services bought and sold).

                  3.26 Bank Accounts. Schedule 3.26 is a list of all bank and investment accounts and safe deposit boxes in the name of or controlled by CDR and a listing of the persons having signature authority or access thereto.

                                     ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF HMS AND SUB

         HMS represents and warrants to CDR as of the date hereof and as of the Closing Date as follows:

                  4.1 Organization. Each of HMS and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the full power and authority (corporate or otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties which it now owns and leases.

                  4.2 Capital Structure. The authorized capital stock of HMS consists of 45,000,000 shares of HMS Common, of which 16,490,825 shares were issued and outstanding as of March 31, 1996, and 5,000,000 shares of preferred stock, $.01 par value, of which no shares were issued and outstanding. All of the outstanding shares of HMS Common were issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required. All of the outstanding shares of HMS Common are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, HMS's Certificate of Incorporation or By-laws or any agreement to which HMS is a party or is bound. The authorized capital stock of Sub consists of 200 shares of Common Stock, $.01 par value ("Sub Common"). Upon the execution of this Agreement, 200 shares of Sub Common were validly issued and outstanding and were and, as of the Effective Time of the Merger will be, held by HMS of record and beneficially. An additional 2,234,444 shares of HMS Common (the "Option Shares") are reserved for issuance upon the exercise of options outstanding under HMS's Stock Option and Restricted Stock Purchase Plan and HMS's Non-Employee Director Stock Option Plan as of March 31, 1996. The Option Shares, when issued and paid for, will constitute validly issued, fully paid and nonassessable shares of HMS Common.

                  4.3 Authority. HMS and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of HMS and Sub. This Agreement has been duly executed and delivered by HMS and Sub and constitutes valid and binding obligations of HMS and Sub, enforceable against them in accordance with its terms , except as such terms may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including fraudulent transfer laws), and (ii) subject to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in Sections 8.1 and 8.2, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of HMS, (ii) any provision of the Articles of Incorporation or By-laws of Sub, or (iii) any material agreement, permit, license, judgment, order, statute, rule or regulation applicable to HMS, Sub or any Subsidiary of HMS or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a Material Adverse Effect on HMS, Sub and HMS's Subsidiaries.

                  4.4 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HMS or Sub in connection with the execution and delivery of this Agreement by HMS and Sub or the consummation by HMS and Sub of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Maryland Department of Assessments and Taxation and appropriate documents with the relevant authorities of other states in which HMS or Sub is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (iii) the filing of such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on HMS, Sub and Subsidiaries.

                  4.5 SEC Documents. HMS has furnished, or made available to counsel for CDR, a true and complete copy of each report, registration statement and definitive proxy statement filed by HMS with the SEC since December 17, 1992 (the "HMS SEC Documents"), which are all the documents (other than preliminary material) that HMS was required to file with the SEC since December 17, 1992. As of their respective filing dates, the HMS SEC Documents (excluding (i) any information (including financial information) contained or incorporated by reference into any HMS SEC Document with respect CDR and (ii) any pro forma financial information included in any HMS SEC Document, as to which no representations are made by HMS), complied in all material respects with the requirements of the Exchange Act or the Act, and none of the HMS SEC Documents (excluding (i) any information (including financial information) contained or incorporated by reference into any HMS SEC Document with respect CDR and (ii) any pro forma financial information or projections included in any HMS SEC Document, as to which no representations are made by HMS) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed HMS SEC Document. In addition, HMS has furnished CDR copies of its Stock Option and Restricted Stock Purchase Plan and its Employee Stock Purchase Plan, as such Plans are in effect as of the date of this Agreement.

                  4.6 Information Supplied. None of the information provided or to be provided by HMS to CDR in writing in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, any such information provided in writing for the specific purpose of inclusion in the Form S-3 will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations (excluding (i) any information (including financial information) contained or incorporated by reference into the Form S-3 with respect CDR and (ii) any pro forma financial information included in the Form S-3, as to which no representations are made by
HMS). To the extent facts or circumstances occur subsequent to the provision by HMS of any written information to CDR which causes such information to become materially misleading, HMS will update such information in order to make the statements made, in light of the circumstances under which they were made, not misleading. HMS's obligation to update hereunder shall commence as of the date of this Agreement and shall continue thereafter until the later to occur of (i) the Closing Date, (ii) the date on which the Form S-3 relating to the HMS Common to be issued in connection with the Merger is filed with the SEC or (iii) the date on which the Form S- 3 is declared effective by the SEC.

                  4.7 No Conflict. The execution and delivery of this Agree-ment and the Merger Agreement by HMS, and the performance of its obligations hereunder or thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Certificate of Incorporation or Bylaws of HMS or any of its Subsidiaries, or any material contract, agreement or commitment binding upon HMS or any of its Subsidiaries or any of their assets or properties; (ii) will not give rise to a right by any party to terminate its obligations under any HMS material agreement; (iii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the material assets or properties of HMS or any of its Subsidiaries; and (iv) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over HMS or any of its Subsidiaries or any of their assets or properties.

                  4.8 Shares of Common Stock. The shares of HMS Common will, when issued and delivered to the shareholders of CDR in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, free from all liens and encumbrances and not subject to pre-emptive rights or restrictions on transfer, except as provided in this Agreement and under the federal and state securities laws.

                  4.9 Accounting Matters. (i) Neither HMS nor any of its Subsidiaries has through the date of this Agreement taken or agreed to take any action (without giving effect to any action taken or agreed to be taken by CDR), and (ii) no facts or circumstances exist with regard to HMS or any of its Subsidiaries, which in each case could reasonably be expected to prevent HMS from accounting for the business combination to be effected by the Merger as a pooling of interests.

                  4.10 No Prior Activities. Sub has not incurred any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation and consummation of this Agreement and the transactions contemplated hereby. Sub has not engaged in any business or activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, and is not subject to or bound by any obligation or undertaking which are not contemplated by this Agreement or incurred in connection with its incorporation.

                                     ARTICLE 5.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  During the period from the date of this Agreement and continu-ing until the Effective Time of the Merger, CDR agrees (except as expressly contemplated by this Agreement or to the extent that HMS shall otherwise consent in writing) that:

                  5.1 Ordinary Course. CDR will use all reasonable efforts, consistent with its past practice and policy to: (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business; (ii) to preserve intact its present business organization; (iii) keep available the services of its present officers and key employees and preserve its relationship with customers, suppliers and others having business dealings with it; and (iv) maintain continuously insurance coverage substantially equivalent to the insurance coverage in existence on the date of this Agreement. In addition, CDR will not engage in any transaction not in the ordinary course consistent with its past practices, nor will CDR enter into any new Material Agreement or amend any existing Material Agreement (other than minor modifications) without the prior written consent of HMS.

                  5.2 Dividends; Changes in Stock. CDR shall not: (i) declare, pay or promise to pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of CDR or (iii) repurchase or otherwise acquire any shares of its capital stock. Notwithstanding the foregoing, CDR may, as a corporation qualified under Subchapter S of the Code, continue to make quarterly distributions (in addition to usual and customary salary payments) to its shareholders in a manner consistent with past practices, provided that CDR shall establish a reserve sufficient to offset the expenses incurred by it in connection with the transactions contemplated by this Agreement prior to making any such distributions for the quarter ended March 31, 1996, and after the minimum net cash required by Section 7.19 has been set aside and reserved.

                  5.3 Issuance of Securities. CDR shall not issue, deliver or sell or authorize, promise or propose the issuance, delivery or sale of, or purchase or promise or propose the purchase of, any shares of its capital stock or any class of securities exercisable or convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible securities.

                  5.4 Governing Documents. CDR shall not amend its Articles of Incorporation or By-laws, except as contemplated in this Agreement.

                  5.5 No Acquisitions. CDR shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to CDR taken as a whole, except with the prior written consent of HMS.

                  5.6 No Dispositions. CDR shall not sell, lease or otherwise dispose of any of its assets, which are material, individually or in the aggregate, to CDR, except in the ordinary course of business consistent with prior practice, provided, however, that any such sale, lease or other disposition of assets for a sales price in excess of $25,000 shall require the prior written consent of HMS.

                  5.7 Indebtedness. CDR shall not incur any indebtedness for borrowed money, or guarantee any such indebtedness or issue or sell or promise to issue or sell, any debt securities of CDR or guarantee any debt securities of others.

                  5.8 Benefit Plans, Etc. CDR shall not adopt or amend in any material respect any agreement with employees, other than as provided in this Agreement.

                  5.9 Accounting Practices. CDR shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected.

                  5.10 No Solicitation; Competing Transactions. CDR shall not, nor shall it permit any of its directors, officers, employees or agents, directly or indirectly, to (a) solicit, initiate, encourage or participate in any discussions or negotiations with respect to, or to take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any offer or proposal to directly or indirectly acquire outside the ordinary course of business any of the business, properties or the CDR Capital Stock, whether by merger, consolidation, proxy solicitation, tender or exchange offer, business combination, purchase of assets or otherwise, other than the transactions contemplated by this Agreement (a "Competing Transaction"), or (b) except as required by law, to furnish or disclose to any person, other than HMS or its agents, any information not customarily disclosed concerning the business, assets, liabilities, properties and personnel of CDR, or afford to any person other than HMS and its agents access to the properties, books or records of CDR. If CDR receives any offer or proposal, written or otherwise, of the type referred to above, CDR promptly shall inform HMS of such offer or proposal and furnish HMS with a copy thereof if such offer or proposal is in writing.

                  5.11 Other Agreements. CDR shall not agree, in writing or otherwise, to do any of the foregoing.

                                     ARTICLE 6.

                               REGISTRATION RIGHTS

                  6.1 Certain Definitions. For purposes of this Article 6, the following definitions shall apply:

                  (a) "Registrable Securities" means the shares of HMS Common that will be issued to the Principals pursuant to the Merger and any shares or other securities received in exchange for, or as dividends or distributions on or with respect to, such shares of HMS Common or other securities.

                  (b) "Holders" means and includes (a) each Principal, while he continues to own any of the Registrable Securities and (b) each person who purchases or otherwise receives ownership of any of the Registrable Securities in a transaction or chain of transactions not involving any public offering, while such person continues to own any such securities.

                  6.2 HMS to Register Shares.

                  (a) Preparation and Filing of Registration Statement. Promptly after the execution of this Agreement, HMS shall prepare a suitable registration statement on Form S-3 for registration of the Registrable Securities under the Act and Rule 415 thereunder for resale by the Holders or any of them (as filed, and as it may be amended or superseded from time to time, the "Registration Statement"). HMS shall file the Registration Statement with the SEC as soon as is practicable after the execution of this Agreement and shall use all diligent best efforts to achieve the effectiveness of the Registration Statement so as to permit the public sale of such Registrable Securities by the Holders or any of them.

                  (b) Information to be Supplied by Holders. To permit such registration, each Holder shall provide to HMS in writing such information regarding such Holder as HMS may reasonably request as necessary for preparation of the Registration Statement and to permit HMS to comply with the applicable requirements of the SEC, to obtain any desired acceleration of the effective date of the Registration Statement, and/or to keep the Registration Statement current and effective. Each Holder shall keep HMS advised from time to time of any material changes to the information previously supplied and reflected in the Registration Statement.

                  (c) Restrictions on Resale. During the period of two years from the Closing Date, each Holder shall not, directly or indirectly, sell, pledge, create a security interest in or lien upon, or otherwise voluntarily, encumber or dispose of, in excess of (i) 50% of the Registrable Securities owned by such Holder during the first twelve months following the Closing Date and
(ii) an additional 20% (or an aggregate of 70%) of the originally issued Registrable Securities owned by such holder during the second twelve months following the Closing Date.

                  6.3 Associated Obligations of HMS. As to the offering of Registrable Securities covered by a Registration Statement, HMS shall:

                  (a) promptly notify each Holder and confirm such advice in writing (i) when such Registration Statement has become effective and (ii) of any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto (any such prospectus being referred to herein as the "Prospectus") or for additional information;

                  (b) furnish to each Holder a reasonable number of copies of any Prospectus in conformity with the requirements of the Act and, in general, cooperate with the Holder(s) and any underwriters with respect to the satisfaction of all requirements of the securities laws for the proposed offering and sale;

                  (c) use all diligent best efforts to qualify, not later than the effective date of such Registration Statement, the Registrable Securities of the Holders for sale under the "Blue Sky" laws of such states as the Holders may reasonably request (except to the extent that such shares are exempt from such qualification);

                  (d) until the earlier of (a) three years after the Effective Time of the Merger and (b) such times as all of the Registrable Securities have been publicly sold by their respective Holders, keep the Registration Statement and state qualifications in effect and current and from time to time supplement or amend the Registration Statement and the prospectus in compliance with the Act and the rules and regulations thereunder (including Rule 415) and comparable provisions of state securities law and regulations (or, if necessary, promptly file a new or superseding Registration Statement and/or application(s) for state qualification(s) or exemption(s) and promptly cause them to become effective) so as to permit the sale and distribution of the Registrable Securities. If at any time the SEC or any state should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of any such Registration Statement or state qualification or registration, HMS will promptly notify each Holder and will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible; and

                  (e) promptly (i) give written notice to each Holder if, at any time, it has reason to believe that different or additional disclosure is required in the Prospectus and/or Registration Statement, including a specific description of any inadequacies or inaccuracies in the then current disclosures and a specific statement of the reasons for and circumstances relating to such inadequacy or inaccuracy, provided that, in the case of material non-public information or trade secrets, if HMS immediately requests each Holder to provide a written pledge from such Holder that such information will be treated confidentially, HMS may delay disclosing such reasons and circumstances to any Holder until it receives such a written pledge from him, and (ii) prepare and file any supplements or amendments to the prospectus and/or Registration Statement as may be necessary or appropriate to reflect such additional or amended disclosures as may be required to permit continued public sales, or the prompt resumption of public sales, of the Registrable Securities.

                  HMS acknowledges, with respect to the above commitments, its obligation promptly to provide all necessary information and disclosures, make all filings, and comply with all regulations and requirements of regulatory authorities in order to obtain and maintain the effectiveness of the registrations provided for herein.

                  6.4 Expenses. The out-of-pocket costs and expenses incurred in connection with the above described federal and state registrations and qualifications shall be borne by HMS. Such costs and expenses shall include, without limitation, the fees and expenses of HMS's counsel and its accountants and other out-of-pocket costs and expenses of HMS incident to the preparation and filing under the Act of the Registration Statement and all amendments and supplements thereto and the cost of furnishing a reasonable number of copies of each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, and any other costs and expenses of complying with the foregoing provisions of this Article 6 with respect to such registration (the "Registration Expenses"). The foregoing notwithstanding, (i) each Holder shall be responsible for any underwriting discounts and commissions with respect to sales of his Registrable and Remaining Securities and (ii) to the extent that any of the out-of-pocket costs referred to above in this Section 6.4 are occasioned, or increased, because of the engagement of an underwriter or underwriters by one or more of the Holders and/or by the use of any underwriter in the offering of Registrable or Remaining Securities by one or more of the Holders, such costs shall be the responsibility of the respective Holder(s).

                  6.5 Indemnification.

                  (a) Indemnification by HMS. HMS hereby indemnifies and agrees to hold harmless the Holders, any underwriter (as defined in the Act) of shares offered by the Holders, and each person, if any, who controls the Holders or any such Underwriter within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities (collectively, "Losses"), to which any such persons may be subject, under the Act or otherwise, and to reimburse any of such persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered under the Act pursuant to this Article 6, any prospectus contained therein (if used during the period appropriate for such prospectus) or any amendment or supplement thereto, or on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) information furnished in writing to HMS by the Holders or any underwriter for the Holders expressly and specifically for use therein or (ii) the CDR Financial Statements or any other financial statements or related financial information of CDR provided to HMS in writing by any of the Principals.

                  (b) Indemnification by the Holders. Each Principal hereby agrees, and each Holder and underwriter, by agreeing to participate in such offering, shall agree, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless HMS and its directors and officers and each person, if any, who controls HMS within the meaning of the Act against any Losses to which any of such persons may be subject under the Act or otherwise, and to reimburse any of such persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Losses, but only to the extent such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any Registration Statement under which the Registrable Securities were registered under the Act pursuant to this
Article 6, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with (i) information furnished in writing to HMS by the Holders or such underwriter expressly and specifically for use therein or (ii) the CDR Financial Statements or any other financial statements or related financial information of CDR provided to HMS in writing by any of the Principals; provided that the maximum aggregate amount of such indemnification for which any Holder shall be responsible (for all indemnified parties) shall not exceed the net proceeds of the offering received by such Holder; and the maximum aggregate amount of such indemnification for which any such underwriter shall be responsible (for all indemnified parties) shall not exceed the aggregate commissions or discounts received by such underwriter in connection with the offering.

                  (c) Notification. Each party indemnified under Section 6.5(a) or (b) shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The failure or omission of any indemnified party so to notify an indemnifying party of any such action shall relieve the indemnifying party from liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in this Section 6.5 only to the extent, if any, that the indemnifying party was prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party under this
Section 6.5 of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party pursuant to the provisions of this Section 6.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that the indemnifying party shall remain liable for the reasonable costs of separate counsel for the indemnified party if and to the extent that the indemnified party reasonably determines that it requires separate counsel in view of a conflict of interest affecting the counsel designated by the indemnifying party; and provided, further, that no indemnifying party shall be required to pay the costs of separate counsel for each of the indemnified parties individually by reason of the above proviso but only an amount equal to the costs of a single separate counsel for all of them as a group.

                                     ARTICLE 7.

                              ADDITIONAL AGREEMENTS

                  7.1 Access to Information. CDR shall afford to HMS and to HMS's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all of CDR's properties, books, contracts, commitments and records and, during such period, CDR shall use all reasonable efforts to furnish promptly to HMS all other information concerning the business, properties and personnel of CDR as HMS may reasonably request, provided that CDR shall not be required to disclose any information which it is legally required to keep confidential. CDR shall request a waiver of any such confidentiality requirement. All such information will be considered as confidential and subject to the terms of that Confidentiality Agreement between HMS and Wallingford dated January 16, 1996. HMS will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason, HMS shall promptly return, or cause to be returned, to CDR all nonpublic documents obtained from CDR which it would not otherwise have been entitled to obtain, and any copies made of such documents, extracts and copies thereof, as well as schedules, exhibits or other documents contained in or derived from such information. Notwithstanding the foregoing, HMS shall be permitted to disclose such information in its filings with the SEC as and to the extent required under applicable federal securities laws.

                  7.2 Legal Conditions to the Merger. Each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain, and to cooperate with the other party with respect to, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                  7.3 Affiliates. Schedule 7.3 sets forth a list of names and addresses of those persons, who may be deemed "affiliates" of CDR within the meaning of Rule 145 under the Securities Act ("Rule 145") or from whom a letter in the form of Exhibit D hereto (the "Affiliate Letter") may be necessary in order for the Merger to qualify as a pooling of interests transaction (each such person, together with the persons identified below, an "Affiliate"). CDR shall provide HMS such information and documents as HMS shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person who becomes an Affiliate of CDR at any time after the date hereof up to and including the time of the CDR shareholder meeting called to consider and approve this Agreement and the Merger or who HMS reasonably identifies (by written notice to CDR) as being a person who may be deemed to be an Affiliate of CDR. CDR shall use its best efforts to deliver or cause to be delivered to HMS, concurrent herewith, or as promptly as practicable after the date hereof, from each of the Affiliates identified on Schedule 7.3 (as the same may be supplemented as aforesaid), the Affiliate Letter.

                  If any Affiliate of CDR refuses to provide an Affiliate Letter, HMS shall in lieu of receipt of such letter be entitled to place appropriate legends on the certificates evidencing HMS Common to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for HMS Common, to the effect that the shares of HMS Common received or to be received by such Affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of HMS Common, pursuant to an effective registration statement under the Act or in accordance with the provisions of Paragraph (d) of Rule 145 and, in any event, only after financial results covering at least 30 days of combined operations of HMS and CDR after the Effective Time of the Merger shall have been published. The foregoing restrictions on the transferability of HMS Common shall apply to all purported sales, transfers and other conveyances of the shares of HMS Common received or to be received by such Affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of HMS Common whether or not such Affiliate has exchanged the certificates previously evidencing such Affiliate's shares of CDR Capital Stock for certificates evidencing the shares of HMS Common into which such shares of CDR Capital Stock were converted.

                  7.4 CDR Shareholders' Approval. CDR agrees to submit this Agreement and any related matters to its shareholders for approval, as provided by law and its Articles of Incorporation and By-laws, immediately following the execution of this Agreement. The Board of Directors of CDR will unanimously recommend to the CDR shareholders that such shareholders approve the transactions contemplated by this Agreement. In consideration for the execution of this Agreement by HMS and Sub, each of the Principals agrees to vote all shares of CDR Capital Stock held by such Principal entitled to vote at the CDR Shareholders' Meeting (and at any adjournment thereof) in favor of this Agreement (or to provide appropriate written consents with respect thereto).

                  7.5 Dissenting Shares. As promptly as practicable after the date of the CDR Shareholders' Meeting and prior to the Closing Date, CDR shall furnish HMS with the name, address and number of Dissenting Shares owned by each Dissenting Shareholder.

                  7.6 Blue Sky Laws. HMS shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger. CDR shall use its reasonable efforts to assist HMS as may be necessary to comply with such laws.

                  7.7 Non-Competition Agreements. CDR and each of the Principals shall, at the Closing, execute an agreement not to compete with the business of CDR and HMS (or any successor corporations) for a period of three (3) years after the termination of their employment. Each agreement shall be in the form attached hereto as Exhibit E.

                  7.8 Employee Benefits. HMS agrees that, after the Closing Date, CDR employees will be afforded the opportunity to participate in benefits and equity acquisition programs that are currently available to all HMS employees. Within 60 days after the Closing Date, CDR will terminate the CDR Plan. The Principals will be responsible for all costs associated with the CDR Plan termination including, but not limited to, plan funding, IRS notification, associated attorney fees, and record keeping expense.

                  7.9 Stock Options at Closing. At the Closing Date, HMS will cause options ("Closing Options") to purchase an aggregate of 100,000 shares of HMS Common to be issued to the Principals pro rata in proportion to their holdings of CDR Capital Stock, or to such other senior management and employees of CDR as the Principals may direct. It is anticipated that the Closing

Options will be exercisable for a period of ten (10) years, will have an exercise price equal to the fair market value of HMS Common on the Closing Date and will be deemed to be "incentive stock options," to the maximum extent permissible under the Code. It is further anticipated that the Closing Options, which will be subject to continued employment, will have a vesting schedule spanning four years, with one-third of the Closing Options vesting on October 31, 1997, an additional one-third of the Closing Options vesting on October 31, 1998 and the remaining Closing Options vesting on October 31, 1999.

                  7.10 Communications. Between the date hereof and the Effective Time of the Merger, neither CDR nor HMS will furnish any communication to its shareholders or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content hereof, which approval shall not be unreasonably withheld; provided, however, that HMS shall be entitled to make any disclosure to the public as it shall reasonably believe to be necessary to comply with the requirements of federal or state securities laws or the Nasdaq National Market System (provided that, in such event, HMS shall make reasonable efforts to advise CDR in advance of such disclosure).

                  7.11 Delivery of Stock Certificates. HMS will issue and deliver as and when required by the provisions of this Agreement, certificates representing the shares of HMS Common into which the shares of CDR Capital Stock outstanding immediately prior to the Effective Time of the Merger shall have been converted as provided herein.

                  7.12 Parachute Payments. CDR shall comply with the provisions of Section 208G(b)(5)(A)(ii) of the Code, such that neither HMS, Sub, CDR or any entity affiliated therewith shall be considered by the IRS to have paid (at any time before or after the Merger) a parachute payment to a person who is or was a disqualified individual (within the meaning of Section 280G(c) the Code) of CDR or any entity affiliated therewith.

                  7.13 Notification of Certain Matters. CDR shall give prompt notice to HMS and HMS shall give prompt notice to CDR, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would, in the reasonable judgment of their respective management, be likely to cause either (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time of the Merger or (b) any condition set forth herein to be unsatisfied in any material respect at any time from the date of this Agreement to the Effective Time of the Merger, and
(ii) any material failure of CDR, HMS or Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided that the delivery of any notice pursuant to this
Section 7.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  7.14 Tax Treatment. CDR and HMS shall, and from and after the Effective Time of the Merger HMS shall, use best efforts to qualify the Merger, and shall use best efforts not to take any action to cause the Merger not to qualify, as a reorganization under Section 368(a) of the Code. From and after the Effective Time of the Merger, (i) HMS shall cause the Surviving Corporation to continue CDR's historic business or use a significant portion of CDR's historic business assets in a business within the meaning of Treasury Regulation
Section 1.368-1(d), and (ii) HMS and Sub shall, and HMS shall cause the Surviving Corporation to, treat the Merger as a "reorganization" within the meaning of Section 368(a) of the Code and shall file such information with their income tax returns as may be required by Treasury Regulation Section 1.368-3 or other applicable law.

                  7.15 Wallingford Fee. The fee of Wallingford in the amount of $380,000, as provided for in the engagement agreement between CDR and Wallingford, and thereafter agreed to by CDR, Wallingford and HMS, will be paid via an HMS check, which will be delivered immediately following the Effective Time of the Merger.

                  7.16 Confirmation as to Accounting Treatment. Immediately following the mutual execution and delivery of this Agreement, HMS shall take all reasonable and customary steps to obtain from the staff of the SEC a formal or informal concurrence that the Merger may be treated as a pooling of interests. As requested by HMS, CDR will cooperate reasonably with HMS toward this objective.

                  7.17 Nasdaq Listing. Prior to the Closing Date, HMS shall have prepared and filed with the National Association of Securities Dealers, Inc. an Additional Listing Application covering the shares of HMS Common to be issued in the Merger so that such shares will be listed on the Nasdaq National Market System upon official notice of issuance.

                  7.18 Sub Sole Stockholder's Approval. HMS agrees, in its capacity as the sole stockholder of Sub, to approve this

Agreement and any related matters, as provided by law and Sub's Articles of Incorporation and By-laws, immediately following the execution of this Agreement.

                  7.19 CDR Minimum Net Cash. On the Closing Date, CDR shall have net cash of not less than $235,000, after (i) deduction of all CDR transaction expenses (consisting of legal, accounting and pension termination expenses estimated to be approximately $38,000), all operating expenses (billed and accrued) through the Closing Date and all amounts owed to insurance companies (estimated to be approximately $149,470), and (ii) repayment of all shareholder loans ($124,132).

                                   ARTICLE 8.

                              CONDITIONS PRECEDENT

                  8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, or to the waiver by such party, on or prior to the Closing Date, of each of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been approved and adopted by the required affirmative vote of (i) the holders of the outstanding shares of CDR Capital Stock and (ii) HMS in its capacity as the sole stockholder of Sub.

                  (b) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, such requirements under applicable state securities laws, shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to HMS or its Subsidiaries taken as a whole, or CDR.

                  (c) Third-Party Approvals. Any and all consents or approvals required from third parties shall have been obtained.

                  (d) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against CDR or HMS of substantial damages if the Merger is consummated, shall be pending or threatened which, in the good faith judgment of CDR's or HMS's Board of Directors has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  (e) Statutes. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal.

                  (f) Nasdaq HMS Listing. The shares of HMS Common to be issued in the Merger shall have been duly listed on the Nasdaq National Market System, subject to official notice of issuance.

                  8.2 Conditions to Obligations of HMS and Sub. The obligations of HMS and Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by HMS and Sub:

                  (a) Representations and Warranties. The representations and warranties of CDR set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and HMS shall have received a certificate or certificates to such effect signed by the Chief Executive and Chief Financial Officers of CDR.

                  (b) Performance of Obligations of CDR. CDR shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and HMS shall have received a certificate signed by the Chief Executive Officer of CDR to such effect.

                  (c) Opinion of CDR's Counsel. HMS shall have received an opinion dated the Closing Date of Miles & Stockbridge, counsel to CDR, substantially in the form set forth in Exhibit F attached hereto.

                  (d) Affiliate's Agreement. Persons who are identified as affiliates of CDR pursuant to Section 7.3 shall have executed and delivered to HMS and its counsel the Affiliate's Letters.

                  (e) Non-Competition Agreements. The non-competition agreements of the Principals, as contemplated under Section 7.7, shall have been duly executed and delivered.

                  (f) Dissenting CDR Shareholders. CDR shareholders owning more than 5% of the CDR Capital Stock shall not have sought to pursue their rights as objecting shareholders with respect to such shares.

                  (g) Pooling Treatment. HMS shall have obtained from the staff of the SEC and/or its independent outside accountants a formal or informal concurrence that the Merger may be treated for accounting purposes as a pooling of interests.

                  (h) No Adverse Change in the Business of CDR. HMS shall have received a certificate signed by the Chief Executive and Chief Financial Officers of CDR that since the date of the Interim Financial Statements there has been no Material Adverse Change in the business of CDR.

                  (i) Corporate Action. HMS shall have received from CDR certified copies of resolutions of CDR's shareholders and Board of Directors approving and adopting this Agreement and the transactions contemplated hereby, and HMS shall have received a certificate signed on behalf of CDR by the corporate secretary of CDR to such effect.

                  8.3 Conditions to Obligations of CDR. The obligations of CDR to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by CDR:

                  (a) Representations and Warranties. The representations and warranties of HMS and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and CDR shall have received a certificate signed by the Chief Executive and Principal Accounting Officers of HMS to such effect.

                  (b) Performance of Obligations of HMS and Sub. HMS and Sub shall have performed all obligations required to be performed by them under this Agreement prior to the Closing Date, and CDR shall have received a certificate signed by the Chief Executive Officer of HMS to such effect.

                  (c) Opinion of HMS's Counsel. CDR shall have received an opinion dated the Closing Date of Coleman & Rhine LLP, counsel to HMS, substantially in the form set forth in Exhibit G attached hereto.

                  (d) Corporate Action. CDR shall have received from HMS certified copies of resolutions of Sub's sole shareholder and of

HMS's and Sub's Boards of Directors approving and adopting this Agreement and the transactions contemplated hereby, and CDR shall have received a certificate signed on behalf of each of HMS and Sub by the corporate secretary of each such company to such effect.

                                   ARTICLE 9.

                  INVESTMENT REPRESENTATIONS OF THE PRINCIPALS

                  The Principals hereby represent that they are acquiring the shares of HMS Common to be issued pursuant to the Merger for their own accounts for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof except as otherwise contemplated by this Agreement. The Principals further represent that they understand that (i) the shares of HMS Common have not been registered under the Act pursuant to the exemption afforded by Section 4.2 thereof, (ii) the shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from such registration, (iii) the shares will bear a legend to such effect and (iv) HMS will make a notation on its transfer books to such effect. The Principals further understand that the exemption from registration afforded by Rule 144 under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the shares in limited amounts under certain conditions.

                                   ARTICLE 10.

                                     CLOSING

                  10.1 Closing Date. The Closing under this Agreement (the "Closing") shall be held not more than five (5) business days following (a) the delivery to HMS of the CDR Financial Statements as provided in Section 8.2(f) hereof and (b) satisfaction of all other conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. The parties hereto anticipate that the Closing will occur on or before April 30, 1996. In any event, if the Closing has not occurred on or before May 31, 1996, this Agreement may be terminated as provided in Article 13. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Coleman & Rhine LLP, 1120 Avenue of the Americas, 19th Floor, New York, New York 10036, at 10:00 a.m. on such date, or at such other time and place as the parties may mutually agree.

                  10.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date, a fully-executed and acknowledged copy of this Agreement, if required, along with required related certificates of CDR and Sub meeting the requirements of the Maryland General Corporation Law, shall be filed with the Maryland Department of Assessments and Taxation, all in accordance with the provisions of this Agreement.

                                   ARTICLE 11.

                      NON-COMPETITION AND NON-SOLICITATION

                  11.1 Statement of Intent. HMS has agreed to engage in the Merger and to exchange shares of HMS Common for the CDR Capital Stock in anticipation that HMS will benefit from the organization, proprietary information and product technology, and good will pertaining to and constituting the business operations of CDR. As a consequence, and to preserve the value of CDR, HMS would have not have agreed to the Merger unless, for the period specified in this Article 11, the Principals agreed, on the terms described herein, to refrain from (a) performing services to third parties in competition with CDR, (b) disclosing to third parties confidential information proprietary to CDR and (c) soliciting the employment of persons employed by CDR. The Principals hereby acknowledge the foregoing and the importance placed thereon by HMS in the negotiations which led to this Agreement. The Principals further acknowledge that, as the key management, professional and technical staff of CDR, they each have had free access to the proprietary information pertaining to the business and operations of CDR and that any violation by them of the provisions of this Article 11 would diminish the value of CDR and thereby have an adverse effect upon HMS. In connection with the foregoing, each Principal represents that his experience, capabilities and circumstances are such that the provisions of this Article 11 will not prevent him from earning a livelihood and that the limitations set forth herein are reasonable and properly required for the adequate protection of HMS and are primary inducement to HMS to enter into the Merger.

                  11.2 Definitions. For purposes of this Article 11, the following definitions will apply:

                  (a) Business. "Business" shall be defined as audit services which enable recovery by payors of health care of inappropriate payments which are either duplicative or the result of an improper coordination of benefits or have resulted in a payment in excess of the payor's liability.

                  (b) Territory. In recognition of the national scope of CDR's business, and in order to effect the statement of intent in Section 11.1, the geographic area covered by this Article 11 (the "Territory") shall be defined as the Continental United States.

                  (c) Competing Organization. "Competing Organization" will be defined as a business or organization which competes in the Business; provided that, if the business or organization has distinct divisions or other operating groups, each such division or operating group will be deemed a separate business or organization such that a Principal may act as an officer, employee, manager, consultant, independent contractor, advisor or provide services for any division or operating group that does not compete in the Business.

                  11.3 Non-Competition. Each Principal covenants and agrees that, for a period covering his employment by CDR and three (3) years after the termination hereof (the "Contract Period"), he will refrain from:

                  (a) directly or indirectly (as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise) engaging in competition in the Business, or owning any interest in, performing any services for, participating in or being connected with any "Competing Organization" (as set forth in Section 11.2(c) above). This covenant shall not be construed to prohibit such Principal from working in data processing, health care or related industries, so long as the focus of the work of the Principal is not in competition in the Business. The provisions of this Section 11.3 shall not be deemed to prohibit such Principal's ownership of less than five (5%) of the total shares of all classes of stock outstanding of any public company;

                  (b) discussing with any existing or potential client of CDR the present or future availability of services or products of a Competing Organization; or

                  (c) making any statement or doing any act intended to cause any existing or potential client of CDR to make use of the services or purchase the products of any Competitive Organization.

                  11.4 Non-Solicitation. Each Principal covenants and agrees that, during the Contract Period, he will refrain from:

                  (a) directly or indirectly soliciting for employment or advising or recommending to any other person that they employ or solicit for employment, any employee of CDR;

                  (b) soliciting any other employee of CDR in connection with the formation or operations of any Competing Organization for the possible future employment of such other employee.

                  11.5 Confidential Information.

                  (a) Each Principal acknowledges that, as a result of his prior employment by CDR, he possesses secret and confidential information of CDR which constitute trade secrets and is proprietary to the Business of CDR.

                  (b) Each Principal agrees that, during the term of his employment by CDR and for a period of five (5) years thereafter, such Principal will not directly or indirectly furnish, disclose or divulge any confidential or proprietary information, methods, processes or trade secrets of CDR (collectively, "CDR Confidential Information") to any other party or use CDR Proprietary Information without the prior written consent of CDR. The foregoing obligations of confidentiality and restrictions on use shall not apply to information that: (a) was in such Principal's possession prior to his employment with CDR and is not CDR Confidential Information; (b) was or is developed independently by or for such Principal without breaching any obligation owed by such Principal to CDR or HMS; (c) is rightfully received by such Principal from a third party without breaching any obligation owed by such Principal to CDR or HMS, if such Principal is not restricted by the third party from disclosing such information; (d) is or becomes publicly available or readily ascertainable through no breach of this Agreement; or (e) is information concerning such Principal's employment generic to, or which such Principal would reasonably learn from, similar employment in the industry.

                  (c) Each Principal agrees that, during the term of his employment by CDR and for a period of one (1) year thereafter, such Principal will return to CDR, upon request of HMS, all documents, materials, photographs, memoranda, and all copies or reproductions thereof, or any property of a similar or different nature containing information relating to the CDR systems or other CDR Confidential Information. Each Principal further agrees to use diligent best efforts to protect, guard and keep secret and confidential all CDR Confidential Information that has come or, in the future, may come into such Principal's possession by reason of his employment by CDR.

                  11.6 Remedies. The Principals agree and acknowledge that the rights and obligations set forth under this Article 11 are of a unique and special nature and that HMS and CDR are, therefore, without an adequate legal remedy in the event of any Principal's violation of the covenants set forth therein. The parties, therefore, agree that the covenants made by each Principal in this Article 11 shall be specifically enforceable in equity in addition to all other rights and remedies, at law or in equity, that may be available to HMS or CDR.

                                   ARTICLE 12.

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                  The representations, warranties and covenants contained in this Agreement shall survive the Merger for the periods specified in Section
14.3. All representations, warranties and covenants in or pursuant to this Agreement shall be deemed to be conditions to the Merger, and in the event this Agreement shall be terminated in accordance with the terms thereof, the provisions of Section 7.1 and Article 12 of this Agreement shall survive any termination of this Agreement.

                                   ARTICLE 13.

                               PAYMENT OF EXPENSES

                  HMS, Sub and CDR shall each pay their own out-of-pocket expenses incurred incident to the preparation and carrying out of the transactions herein contemplated, whether or not such transactions are consummated; provided that HMS shall pay the fee of Wallingford if the Merger is consummated, in accordance with the provisions of Section 7.15 above. If for any reason the Merger as contemplated herein is not consummated, HMS, Sub and CDR shall each pay their own out-of-pocket expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including but not limited to the fees and expenses of KPMG Peat Marwick LLP incurred in connection with the preparation of the 1995 Financial Statements, the Prior Financial Statements and the Interim Financial Statements, which fees and expenses shall be the sole responsibility of CDR); provided, however, that, unless the Merger is not consummated because of a material breach by CDR of one or more of its representations, warranties or covenants contained herein, HMS will reimburse CDR its actual documented costs incurred, up to a maximum of $25,000, in consideration of the expenses incurred by CDR and the termination of this Agreement and the Merger; and provided further, that if the Merger is not consummated because of a material breach by CDR of one or more of its representations, warranties or covenants contained herein, CDR will reimburse HMS its actual documented costs incurred, up to a maximum of $25,000, in consideration of the expenses incurred by HMS and the termination of this Agreement and the Merger.

                                   ARTICLE 14.

                        TERMINATION, AMENDMENT AND WAIVER

                  14.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the shareholders of CDR:

                  (a) by mutual written consent of CDR and HMS;

                  (b) by HMS or CDR, as the non-defaulting party, if there has been a material breach of any material representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and, if such breach is curable, such breach has not been cured within a ten (10) day period after written notice of such breach;

                  (c) by either HMS or CDR if the Merger shall not have been consummated on or before May 31, 1996; provided, however, that if the Merger shall not be consummated on or before May 31, 1996, because of a party's failure to satisfy any of the conditions set forth in Sections 8.2 or 8.3, neither HMS nor CDR may rely upon its own actions or lack thereof to terminate the Agreement.

                  (d) by either HMS or CDR if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; and

                  (e) by either HMS or CDR if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (A) prohibit HMS's or CDR's ownership or operation of all or a material portion of the business or assets of CDR or HMS and its Subsidiaries taken as a whole, or compel HMS or CDR to dispose of or hold separate all or a material portion of the business or assets of CDR and its Subsidiaries taken as a whole or HMS and its Subsidiaries taken as a whole, as a result of the Merger or (B) render HMS or CDR unable to consummate the Merger, except for any waiting period provisions;

                  Where action is taken to terminate this Agreement pursuant to this Section 13.01, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

                  14.2 Effect of Termination. In the event of termination of this Agreement by either CDR or HMS as provided in Section 13.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HMS or CDR or their respective officers or directors except as set forth in Article 12 and except to the extent that such termination results from the breach by a party hereto of any of its covenants or agreements set forth in this Agreement.

                  14.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of CDR and Sub but, after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  14.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, any party hereto, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 15.

                                 INDEMNIFICATION

                  15.1 Indemnity by Principals. Subject to the terms and conditions of this Article 14, each of the Principals hereby jointly and severally agrees to indemnify, defend and hold HMS and its affiliates harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys, fees and expenses

(collectively "Damages"), imposed upon or incurred by HMS or CDR by reason of or resulting from:

                  (a) any inaccuracy or breach of any representation, warranty or covenant of CDR contained in or made pursuant to this Agreement, or

                  (b) any inaccuracy or misrepresentation in any certificate or any CDR Schedule delivered by CDR pursuant to this Agreement.

                  15.2 Conditions of Indemnification. The Principals' obligations to HMS under Section shall be subject to the following terms and conditions:

                  (a) within twenty (20) days after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim, HMS shall give the Principals written notice thereof together with a copy of such claim, process or other legal pleading, and the Principals shall have the right to undertake the defense thereof through a legal representative of the Principals' own choosing, and reasonably satisfactory to HMS.

                  (b) If the CDR legal representative, by the thirtieth (30th) day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, HMS (upon further notice to the Principals) will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Principals.

                  15.3 Limitations on Liability of Principals.

                  (a) The indemnities set forth in this Article 14 and all representations, warranties and covenants hereunder shall survive for a period of two (2) years following the Effective Time of the Merger, unless such indemnities, representations, warranties and covenants of CDR hereunder pertain to tax claims, in which event they shall survive until expiration of the applicable statute of limitations. Upon the expiration of such respective periods, the Principals shall have no liability for Damages under such indemnification provisions unless HMS has been given notice of a claim asserting liability by a third party prior to the expiration of such respective periods and thereafter provides notice to the Principals in the manner provided in Section above.

                  (b) If the Principals become liable for Damages to HMS hereunder, the Principals shall be entitled to a credit or offset against such liability of an amount equal to ($50,000) (the "Threshold"). At such time as the aggregate of all Damages exceeds the Threshold, HMS shall be entitled to recover from the Principals any and all amounts for which a claim for indemnity has been made, without regard to the Threshold.

                                   ARTICLE 16.

                                     GENERAL

                  16.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows:

         If to HMS or Sub:

                  Health Management Systems, Inc.
                  401 Park Avenue South
                  New York, New York 10016
                  Attention:  President

         with a copy to

                  Coleman & Rhine LLP
                  1120 Avenue of the Americas
                  New York, New York 10036
                  Attention:  Bruce S. Coleman, Esq.

         If to CDR or Principals:

                  CDR Associates, Inc.
                  100 West Padonia Road, Suite 2A
                  Baltimore, Maryland 21903
                  Attention:  Chief Executive Officer

         with a copy to

                  Miles & Stockbridge
                  10 Light Street
                  Baltimore, Maryland 21202
                  Attention:  Susan L. Spence, Esq.

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

                  16.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

                  16.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

                  16.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Neither HMS, Sub nor CDR may assign or transfer any rights under this Agreement.

                  16.5 Other Agreements. This Agreement, together with all of the Exhibits and Schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof. All other written agreements heretofore made between the parties hereto in contemplation of this Agreement are superseded by this Agreement and are hereby terminated in their entirety.

                  16.6 Good Faith. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to their respective obligations to be satisfied.

                  16.7 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, HMS, Sub, CDR and each Principal have caused this Agreement to be duly signed all as of the date first written

                         HEALTH MANAGEMENT SYSTEMS, INC.

                                    By:
                                       ----------------------------

                         CDR ACQUISITION CORP.

                         By:
                            ----------------------------

                         CDR ASSOCIATES, INC.

                         By:
                            ----------------------------


                         -------------------------------
                               JEFFREY R. DONNELLY

                         -------------------------------
                               JOSEPH H. CZAJKOWSKI